EXHIBIT 10.32

                           ASSET PURCHASE AGREEMENT


THIS ASSET PURCHASE AGREEMENT is made and entered into as of the 30th day of April, 2001, by and between PRESIDENT RIVERBOAT CASINO-MISSOURI, INC., a Missouri corporation ("Seller"), and THE BI-STATE DEVELOPMENT AGENCY OF THE MISSOURI-ILLINOIS METROPOLITAN DISTRICT, a body corporate and politic created and existing by reason of a joint compact between the States of Missouri and Illinois ("Buyer").

                                   RECITALS

A. Seller owns and operates the vessels known as Becky Thatcher and Tom Sawyer, a commissary barge, patio and boarding barges, together with gangways, and all other related equipment used in connection with the operation of the vessels (the "Vessels");

B.  Seller is the owner of all of the Assets (as hereinafter defined);

C. Seller and Fox Development, L.L.C., a Missouri limited liability company ("Fox"), executed a Letter of Intent dated March 6, 2001 (Exhibit A), regarding the sale of the Assets, and Fox assigned the Letter of Intent to Buyer on March 27, 2001 (Exhibit B).

D. Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, substantially all of the Assets on the terms and subject to the conditions hereinafter set forth.

THEREFORE, the parties agree as follows:

SECTION 1  DEFINITIONS.

In addition to terms defined elsewhere in this Agreement (including the Recitals, which are hereby incorporated into this Agreement by this reference), the following terms shall have the meanings assigned to them in this Section 1, both for the purposes of this Agreement and all Schedules and Exhibits hereto:

"Active Records" means the operating, employment and other business records of the Vessels.

"Agreement" or "this Agreement" means this Asset Purchase Agreement, as amended from time to time by the parties hereto, together with all Schedules and Exhibits hereto.

"Assets" means the Vessels and all Tangible Personal Property, Intangible Personal Property, the Contracts and Other Agreements, the Dock Lease and Wharf Rights, Leases, and all other assets connected with or used in the operation of the Vessels, including all items of furniture, fixtures, equipment, inventory, office supplies, machinery, equipment warranty rights, supplies, Active Records and other records, all free and clear of all Liens except for any Assumed Obligations.

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"Assumed Obligations" means those obligations of Seller identified on Schedule
1A which Buyer has expressly agreed to assume from and after Closing.
"Closing" shall have the meaning ascribed to such term in Section 5.2 hereof. "Contracts and "Other Agreements" means all contracts, agreements, understandings, indentures, notes, bonds, loans, instruments, leases, subleases, deeds of trust, mortgages, franchises, licenses, commitments or binding arrangements, express or implied, relating to the Vessels.

"Dock Lease and Wharf Rights" means that lease between the City of St. Louis and James B. Eads Corporation, dated August 6, 1986, as amended, for the operation of the Vessels.

"Excluded Assets" means those items described on Schedule 1B which shall be excluded from the Assets sold to Buyer.

"Intangible Property" shall have the meaning ascribed to such term in Section
6.8 hereof.

"Inventory" means food and beverage, retail, bunkers, and related items used in the operation of the Vessels.

"Leases" means those equipment leases, occupancy agreements and rental agreements currently existing as of the date of the Closing of this Agreement.

"Lien" means any lien, deed of trust, mortgage, pledge, claim, charge, security interest or encumbrance of any nature whatsoever.

"Tangible Personal Property" shall have the meaning ascribed to such term in
Section 6.7 hereof.

"Vessels" shall have the meaning ascribed to such term in the recitals hereof.

SECTION 2  PURCHASE AND SALE OF ASSETS.

Subject to the terms and conditions hereof, Seller shall validly sell, assign, transfer and convey the Assets to Buyer, and Buyer shall purchase and accept the Assets.

SECTION 3  CONSIDERATION.

3.1  Purchase Price.

  (a) The purchase price for the Assets shall be $1,650,000 (the "Purchase Price"), plus or minus the normal and customary prorations and the Inventory Payment described herein.

  (b) As of the date of this Agreement, $500,000 has been deposited with Seller and shall be held and applied as set forth herein ("Earnest Deposit").

  (c) The balance of the Purchase Price less the Earnest Deposit shall be paid at Closing.

  (d)  Additionally, one business day prior to Closing Seller and Buyer shall

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walk through the Vessels and determine the value of any Inventory that will be transferred to Buyer as of Closing. Buyer and Seller shall mutually agree on a price, based upon the purchase price paid to acquire such inventory by the Seller for such Inventory (the "Inventory Payment") and Buyer shall deliver at the Closing the amount equal to the Inventory Payment.

  (e) Seller shall prepare and deliver to Buyer one business day prior to the Closing a closing statement (the "Closing Statement") as of the Closing, which shall show the net amount due either to Seller or Buyer based upon items for which a specific credit or increase is provided for in this Agreement in
Section 5.5. Such net amount shall be added to or subtracted from the payment of the cash balance of the Purchase Price to be paid to Seller pursuant to
Section 3.1(c) on the Closing. To the extent that amounts are determined to be owing by Seller to Buyer or by Buyer to Seller which are not disputed, such amounts shall be settled in cash between Seller and Buyer. Should Buyer and Seller disagree on the amount due either Buyer or Seller as reflected in the Closing Statement, any such dispute shall be resolved by Buyer's and Seller's accountants (whose mutual decisions, if any, shall be final and binding on each of Buyer and Seller). In the event such accountants are unable to agree, they shall mutually choose a third firm whose decision shall be final.

  (f) Seller's cash on hand as of Closing shall remain the sole property of Seller.

  (g) In addition, Buyer will, effective May 1, 2001, continue all insurance covering the Assets as it theretofore existed as set forth in Section 6.5 at Buyer's expense naming Buyer and Seller as insureds as their interest may appear.

  (h) In addition to the payment of the Purchase Price, at the Closing Buyer will assume, and agrees to discharge and perform when due, the Assumed Obligations, but no other liabilities of Seller. Without limiting the generality of the foregoing, to the extent applicable:

    (i) Buyer will use its best efforts to obtain for the benefit of Seller unconditional releases and discharges of Seller from obligations arising on and after the Closing under each of the Assumed Obligations; and

    (ii) If the Buyer is unable to obtain the foregoing after the use of its best efforts, to the extent permitted by law, Buyer agrees to indemnify Seller for Seller's financial obligations arising on and after the Closing pursuant to the Assumed Obligations.

3.2 Allocation. Buyer shall, within 30 days after the Closing, present to Seller for its approval Buyer's determination of the fair market values of the Assets of Seller, which approval shall not be unreasonably withheld by Seller. The Purchase Price shall be allocated for all purposes (including financial accounting and federal and state income tax purposes) in accordance with the individual fair market values of the Assets consistent with section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), and as set forth in the Form 8594 to be prepared by Buyer and delivered to Seller prior to the due date of Seller's federal income tax return for Seller's tax year in which the Closing occurs. Buyer and Seller covenant not to take any position in any

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tax return or filing, or examination or other administrative or judicial proceeding relating to any tax return or filing, that is inconsistent with the allocation agreed to pursuant to this Section 3.2.

SECTION 4  LIABILITIES NOT ASSUMED BY BUYER.

Except for any Assumed Obligations, Buyer shall not assume, or in any way be liable or responsible for, any liabilities or obligations of Seller related to the Assets whether known or unknown, whether now existing or occurring prior to Closing, regardless of whether any such liability or obligation arises under any contract, agreement, practice, arrangement, statute, law, ordinance, rule, regulation, or otherwise, and nothing in this Agreement or otherwise is intended or shall be construed to the contrary.

SECTION 5  CLOSING.

5.1 Inspection. During the period commencing with the date hereof and ending on the Closing (the "Inspection Period"), upon prior notice during business hours, Seller shall permit representatives and contractors designated by Buyer access to and entry upon the Vessels to inspect the Vessels and to perform such physical, appraisal, engineering, structural or other inspections as Buyer deems reasonably necessary, and Seller shall provide to Buyer all drawings, plans and specifications for the Vessels, and all files, books and records relating to the Vessels, and all income and expense statements, operating statements and balance sheets which relate to the operations of the Vessels as Buyer deems reasonably necessary (collectively the "Pre-Closing Inspections"). If Buyer gives to Seller written notice of disapproval of any material item of the Pre-Closing Inspections prior to the expiration of the Inspection Period, then, Seller shall have ten days after Buyer's written notice to Seller to cure item or items of disapproval, and if Seller does not cure such material item or items to Buyer's reasonable satisfaction within said ten-day period, Buyer may terminate this Agreement by giving written notice of termination to Seller, whereupon the Agreement shall become null and void and of no further force or effect, except as provided in Section 9.2.
All Pre-Closing Inspection costs shall be Buyer's responsibility. Seller shall be allowed to have a representative present during the Pre-Closing Inspections of the Vessels and Buyer shall give Seller not less than two day's notice to access the Vessels for the Pre-Closing Inspections.

5.2 Closing. The Closing shall be at the offices of Lashly & Baer, 714 Locust Street, St. Louis, Missouri 63101, five days following notice from Buyer to Seller of satisfaction of the conditions precedent to Closing set forth in Section 8.1(h) hereof, or on such date as the parties hereto shall otherwise agree in writing ("Closing").

5.3 Transfer of Vessels. As of the Closing, Seller shall sell, transfer, assign, grant, deliver and convey to Buyer all of Seller's right, title and interest in and to the Vessels, free and clear of any and all Liens, except for any of the Assumed Obligations. The transactions contemplated by this Agreement shall be evidenced by delivery at Closing by Seller of the documents set forth in Section 8.4 hereof.

5.4  Evidence of Transfer.  At the Closing and thereafter, as Buyer may from

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time to time reasonably request, Seller shall execute and deliver to Buyer such documents and instruments of conveyance as may be appropriate and shall take or cause to be taken such actions as Buyer may reasonably request in order to accomplish the transfer of the Vessels and the consummation of the matters contemplated by this Agreement. All such documents shall be in form and substance reasonably satisfactory to Buyer.

5.5 Prorations. The items listed below shall be adjusted between the Seller and Buyer as of the Closing and as a result of such adjustment shall be added to or subtracted from the Purchase Price and shall be reflected on the Closing Statement delivered at Closing based upon the information provided by Seller and Buyer at the Closing which information the parties agree to provide to the other party:

  (a) Final readings for telephone, electric, gas, sewer, water and other utilities with respect to the Vessels will be made, if possible, on the Closing and Seller shall pay all outstanding amounts due as of that date which are allocable to the period prior to the Closing. Buyer shall pay to Seller all amounts allocable to the period after the Closing for any prepaid utility bills. If final readings cannot be obtained as of the Closing, Seller shall be responsible for having all meters read as soon as possible and a final adjustment on a per diem basis shall be made after the Closing when the next reading is available; and

  (b) Other items customarily adjusted upon the sale of assets in a transaction involving the purchase and sale of assets similar to the Vessels including advance deposits and gift certificates for future excursion services shall be adjusted by the parties. Seller and Buyer shall diligently attempt to determine the exact amounts of prorations and adjustments prior to or at the Closing, however, the parties acknowledge that exact amounts may not be available on the Closing and agree to re-prorate such items following the Closing based upon final bills or statements, except for real estate and personal property taxes which shall not be readjusted except in the event of manifest error.

SECTION 6  REPRESENTATIONS AND WARRANTIES OF SELLER.

Seller represents and warrants to Buyer and covenants and agrees as follows:

6.1 Organization. President Riverboat Casino-Missouri, Inc. is a Missouri corporation. Seller has all requisite power and authority to enter into and perform its obligations under this Agreement and all other agreements to be executed and delivered by Seller hereunder and to consummate the transactions contemplated hereby.

6.2 Authorization. This Agreement has been, and all other agreements, certificates and instruments contemplated hereby to be executed and delivered by Seller shall, at the appropriate time, have been, duly authorized by all necessary action. This Agreement has been duly executed and delivered by Seller and constitutes legal, valid and binding obligations of Seller enforceable against Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, and other laws affecting creditors' rights generally and by

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general principles of equity (regardless of whether such principles are considered in a proceeding at law or in equity). This Agreement does not violate the provisions of any agreement to which Seller is a party.

6.3 Title. Seller has good and marketable title to and shall convey the Assets to Buyer free and clear of all Liens, except for any Assumed Obligations. All instruments which Seller shall deliver to Buyer shall be sufficient to sell, convey, transfer, assign and deliver to Buyer all of Seller's right, title and interest in and to the Assets.

6.4 Taxes. Seller has paid, or will pay on or prior to any applicable due date income, employment and other taxes and duties accrued or owed by Seller in connection with the Assets. All tax returns and filings relating to the Assets have been or will be completed and filed with all applicable requirements.

6.5 Insurance. For a period of 24 months prior to and through the Closing, Seller has caused to be maintained, in full force and effect: (i) comprehensive general liability and property damage insurance coverage in the such minimum amounts and of the type which are commercially reasonable; (ii) all necessary insurance for the protection of Seller's employees as required of employers by the State of Missouri and otherwise, including, unemployment and worker's compensation coverage. Upon the request of Buyer, Seller shall provide Buyer with certificates issued by the appropriate insurance carrier (or its agent) evidencing that the insurance coverages described above are, and have during such preceding 24-month period, been in full force and effect. Seller covenants and agrees that all claims and liabilities relating to Seller's ownership of the Assets prior to the Closing and operation of the Vessels prior to the Closing shall remain the sole obligation and responsibility of Seller, and Seller shall hold Buyer harmless from and against any and all claims and liabilities relating to Seller's ownership of the Assets prior to Closing and operation of the Vessels prior to Closing. Seller has not received any notice or request from any insurance company which might affect the insurability of the Vessels. Seller knows of no defect or inadequacy in the Vessels which would adversely affect the ability of Buyer, following Closing, to operate the Vessels or to obtain insurance for the Assets.

6.6 Litigation. Except as set forth on Schedule 6.6, there are no claims for liability or otherwise currently pending or, to the knowledge of Seller, threatened against Seller. There are no judgments unsatisfied against Seller or consent decrees or injunctions to which Seller is subject, or any pending or, to the knowledge of Seller, threatened action, suit, proceeding or investigation, at law or in equity, or otherwise in, for or by any court or governmental board, commission, agency, department or officer to which Seller is a party or arising from the acts or omissions of Seller or initiated thereof by Seller. Seller is not subject to any claim, order, judgment, decree or governmental restriction which adversely affects the Assets or which would prevent the transactions contemplated by this Agreement, and to the best of Seller's knowledge, it is not in violation of any law, order, writ, injunction or decree of any court, governmental department or instrumentality (including applicable environmental protection legislation and regulations). There is no claim, action or proceeding now pending or, to the knowledge of

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Seller, threatened against Seller which will, or could: (i) prevent or delay consummation of the transactions contemplated by this Agreement, or (ii) either individually and in the aggregate have a material adverse affect on Seller or the Assets.

6.7 Tangible Personal Property. The Vessels, barges, gangways and all related machinery, equipment, furniture, fixtures, equipment, operating systems, offices supplies, equipment warranty rights, supplies, records, building improvements, inventory and other tangible personal property owned, leased or used by Seller (the "Tangible Personal Property"), described on
Schedule 6.7, are sufficient and adequate to permit Seller to operate the Vessels as they are presently being operated, are in normal operating condition and repair, ordinary wear and tear excepted, and Seller has not received notice that any such item of Tangible Personal Property or the use thereof is in violation of any existing law or any building, zoning, health, safety or other ordinance, code or regulation. Seller is not in default with respect to any item of Tangible Personal Property purported to be leased by it, and, to the knowledge of Seller, no event has occurred which constitutes, or with due notice or lapse of time or both may constitute, a default under any such lease. Seller does not hold any Tangible Personal Property of any other person, firm or corporation pursuant to any consignment or similar arrangement. All operating systems of the Vessels, including, without limitation, the air conditioning system, the heating system, the plumbing system, the electrical system, the fire alarm system, if any, and the sprinkling system, if any, are adequate and in normal operating condition, ordinary wear and tear excepted, and will be in such condition as of the Closing.

6.8 Intangible Property. The current name and telephone number of the Vessels, and to the extent assignable, any licenses, Active Records, permits, occupancy certificates, manuals, charts, other certificates and other business records attributable to the operation of the Vessels (collectively the "Intangible Property") described on Schedule 6.8 is valid and in good standing and, to the knowledge of Seller, is not currently being challenged or infringed, is not involved in any pending or threatened administrative or judicial proceeding, and does not conflict with any rights of any other person, firm or corporation. All necessary third party consents to the transfer of the Intangible Property shall be obtained as of the Closing.

6.9 Contracts, Other Agreement, and Leases. Seller has described on Schedule 6.9, all Contracts, Other Agreements and Leases which affect the operation of the Vessels and which are being assigned to Buyer. Seller has performed all obligations required of Seller with respect to, and Seller is not in default under, any such Contracts, Other Agreements and Leases. Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (a) conflict with, constitute a breach, violation or termination of any provision of any Contract, Other Agreement or Lease concerning the Assets to which Seller is a party or by which Seller is bound;
(b) result in the creation or imposition of any Lien against any of the Assets; or (c) to the best of Seller's knowledge, violate any law, regulation, judgment, rule, order or any other restriction of any kind or character applicable to Seller or the Assets. No person has an option or other contractual right to purchase all or any portion of the Assets. To the

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knowledge of Seller, there are no other commitments, agreements, debts, liabilities and obligations of Seller with respect to the Assets which are accrued, absolute, contingent or otherwise, whether known or unknown and whether or not disclosed in this Agreement. All material third-party consents to the assignment of the Contracts, Other Agreements and Leases shall be obtained as of the Closing. From the date of the Agreement until Closing, Seller shall not enter into any Contract, Other Agreement or Lease affecting the Vessels without the written consent of Buyer, which consent shall not be reasonably withheld, other than in the ordinary course of business consistent with past practice and not exceeding $25,000 and which do not commit the business for a period in excess of thirty days.

6.10 Personnel. Schedule 6.10 contains a true and accurate list of Seller's employees, title and rate of pay. Seller shall pay and satisfy prior to or at Closing, all claims and accrued liabilities of Seller with respect to Seller's employees, including accrued wages, unemployment insurance obligations, pension benefits, welfare benefits or other benefits, and bonuses, if any, for the current fiscal year of Seller. Seller is not a party to any collective bargaining agreement with respect to the employees of the Vessels. Except as identified on Schedule 6.10, Seller is not a party to or aware of any labor dispute or grievance that would have a material adverse effect on the operation of the Vessels.

6.11 Adverse Events. Except as described on Schedule 6.11, for the 12-month period prior to the Closing (i) no transaction, act or omission has occurred which relates to the Assets or the operation by Seller of the Vessels which materially adversely affected the Vessels, and (ii) there has not been any damage, destruction or loss, whether or not covered by insurance, which materially adversely affected the Vessels.

6.12 Creditors. Except as identified on Schedule 6.12, there are no Liens or secured creditors of Seller which affect the Assets or the transfer of the Vessels from Seller to Buyer.

6.13 Active Records. Seller will deliver to Buyer all the Active Records it possesses by leaving such Active Records on the Vessels at the Closing. The Active Records of the Vessels are full and complete.

6.14 Financial Statements. Seller has furnished to Buyer copies of pro forma income and expense statements, operating statements and balance sheets which relate to the operation of the Vessels (collectively the "Financial Statements") for the years ending February 1999 and February 2000, February 2001 and for the period ended 2002 to-date. The Financial Statements which have been furnished to Buyer are true and correct in all material respects for pro forma statements and fairly and completely represent the operations of the Vessels to the extent reflected.

6.15 Validity of Contemplated Transaction. To the knowledge of Seller, the execution, delivery and performance of this Agreement by Seller does not and will not violate, conflict with or result in the breach of any term, condition or provision of, or require the consent of any other party to, (a) any existing law, ordinance, or governmental rule or regulation, to which Seller is subject, (b) any judgment, order, writ, injunction, decree or award of any

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court, arbitrator or governmental or regulatory official, body or authority which is applicable to Seller, (c) the charter documents of or any securities issued by Seller, or (d) any mortgage, indenture, agreement, contract, commitment, lease, plan or instrument, document or understanding, oral or written, to which Seller is a party or by which Seller is otherwise bound. Except as set forth on Schedule 6.15, no authorization, approval or consent of, and no registration or filing with, any governmental or regulatory official, body or authority is required in connection with the execution, delivery and performance of this Agreement by Seller.

Each of the representations, warranties and covenants contained in this
Section 6 shall be deemed to be material to and to have been relied upon by Buyer; provided, however, that Seller shall not be liable to Buyer for any misstatement or breach of the representations, warranties or covenants contained herein if Buyer was aware of such breach or misstatement as of the date hereof and/or as of Closing.

SECTION 7  REPRESENTATIONS AND WARRANTIES OF BUYER.

Buyer represents and warrants to Seller as follows:

7.1 Organization. The Bi-State Development Agency of the Missouri-Illinois Metropolitan District is a body corporate and politic created and existing by reason of a joint compact between the States of Missouri and Illinois. Buyer has all requisite power and authority to enter into and perform its obligations under this Agreement and all other agreements to be executed and delivered by Buyer hereunder and to consummate the transactions contemplated hereby.

7.2 Authorization. This Agreement and all other agreements, certificates and instruments contemplated hereby to be executed and delivered by Buyer have been duly authorized by all necessary action. This Agreement has been duly executed and delivered by Buyer and constitutes legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, and other laws affecting creditors' rights generally and by general principles of equity (regardless of whether such principles are considered in a proceeding at law or in equity). This Agreement does not and will not violate the provisions of any agreement to which Buyer is a party.

7.3 Validity of Contemplated Transaction. The execution, delivery and performance of this Agreement by Buyer does not and will not violate, conflict with or result in the breach of any term, condition or provision of, or require the consent of any other party to, (a) any existing law, ordinance, or governmental rule or regulation, to which Buyer is subject, (b) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to Buyer, (c) the charter documents of or any securities issued by, Buyer, or (d) any mortgage, indenture, agreement, contract, commitment, lease, plan or instrument, document or understanding, oral or written, to which Buyer is a party or by which Buyer is otherwise bound. Except as aforesaid, no authorization, approval or consent of, and no registration or filing with, any

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governmental or regulatory official, body or authority is required in connection with the execution, delivery and performance of this Agreement by Buyer.

7.4 Taxes. Buyer will be responsible for all taxes relating to the Assets for all taxable periods occurring on and after the Closing.

7.5 Each of the representations and warranties contained in this Section 7 shall be deemed to be material to and to have been relied upon by Seller.

SECTION 8  CONDITIONS AND ADDITIONAL AGREEMENTS.

8.1 Buyer's Conditions to Close. All obligations of Buyer pursuant to this Agreement shall be conditioned upon the following:

  (a) All representations and warranties contained in Section 6 are true as of the Closing;

  (b) There shall not have been any material change in the Assets (either individually or in the aggregate) from the date of Buyer's execution of this Agreement through the Closing;

  (c) Seller shall have performed all of its obligations under this Agreement required to be performed as of the Closing including but not limited to delivery of all agreements and other documents set forth in Section 8.4;

  (d) No portion of the Vessels shall have been damaged or destroyed by fire or other casualty prior to the Closing;

  (e) The Buyer shall have obtained all consents, waivers, authorizations or approvals of any governmental authority, domestic or foreign, or of any other person, entity or organization (other than Seller) material to the consummation of the transactions contemplated by this Agreement;

  (f) Buyer shall have been reasonably satisfied with results of any and all of its Pre-Closing Inspections and the inspections of the Financial Statements;

  (g) Buyer shall have received and approved the results of all tax lien and Uniform Commercial Code searches that will not be discharged as of Closing;

  (h) Buyer shall have obtained any permits, licenses and certificates from the City of St. Louis including an assignment of the Dock Lease and Wharf Rights, State of Missouri and/or Federal government, material to the operation of the Vessels; and

  (i) The conditions herein shall be deemed satisfied if satisfied in all material respects.

In the event Buyer reasonably believes that any of the foregoing conditions is not satisfied, then Buyer may, at its option, terminate this Agreement except that Seller shall have ten days after Buyer's written notice to Seller to cure such conditions, and if Seller does not cure such conditions to Buyer's

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reasonable satisfaction within said ten days, Buyer may terminate this
Agreement pursuant to Section 9.1; provided, however, that Buyer shall use its best efforts to obtain the permits, licenses and certificates set forth in
Section 8.1(h) above and Buyer shall not terminate this Agreement for failure to obtain such permits, licenses and certificates until Buyer provides Seller with evidence from such governmental authorities that such permits, licenses and/or certificates shall not be issued to Buyer for reasons other than Buyer's failure to use its best efforts to obtain the same.

8.2 Buyer's Deliveries. At or prior to the Closing, Buyer shall deliver to Seller the following documents:

  (a) At Closing, Buyer shall pay to Seller by certified funds or wire transfer the Purchase Price including the Inventory Payment and excluding any part of the Escrow Deposit previously paid pursuant to Section 3.1(b), with adjusted prorations as provided for in Section 5.5;

  (b) A certificate of Buyer dated as of the date of Closing certifying that all representations and warranties of Section 7 are true and correct in all material aspects as of Closing; and

  (c) All such other documents and instruments Seller and its counsel may reasonably request in connection with the consummation of the transactions contemplated under this Agreement.

8.3 Seller's Conditions To Close. All obligations of Seller pursuant to this Agreement shall be conditioned upon the following:

  (a) Buyer shall have delivered to Seller certificates evidencing the insurance coverage required pursuant to Section 3.1(g) hereof;

  (b) All representations and warranties contained in Section 7 shall be true as of the Closing;

  (c) Buyer shall have performed all of its obligations under this Agreement required to be performed as of the Closing, including but not limited to the delivery of the Purchase Price and all other documents set forth in Section 8.2;

  (d) The Seller shall have used its best efforts to obtain and shall have obtained all consents, waivers, authorizations or approvals of any governmental authority, domestic or foreign, or of any other person, entity or organization material to the consummation of the transactions contemplated by this Agreement; and

  (e) The conditions set forth herein shall be deemed satisfied if satisfied in all material respects.

In the event Seller reasonably believes that any of the foregoing conditions is not satisfied, then Seller may, at its option, terminate this Agreement pursuant to Section 9.1.

8.4  Seller's Deliveries.  At or prior to the Closing, Seller shall deliver to

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Buyer the following documents:

  (a) A bill of sale, conveying all of Seller's right, title and interest in and to the Assets to Buyer;

  (b) Assignments of all Contracts, Other Agreements and Leases, and the Dock Lease and Wharf Rights to be assumed by Buyer;

  (c) A current tax clearance letter for Seller from the Missouri Department of Revenue;

  (d) A certificate of Seller dated as of the date of Closing certifying that all representations and warranties of Section 6 are true and correct in all material aspects as of Closing; and

  (e) All such other documents and instruments Buyer and its counsel may reasonably request in connection with the consummation of the transactions contemplated by this Agreement.

8.5 Possession. Possession of the Assets shall be delivered to Buyer upon conveyance of title at Closing.

8.6 Conduct of Business. During the period commencing as of the date hereof through Closing:

  (a) Seller shall continue to operate the Vessels in the same manner as it is now conducted, reasonable wear and tear excepted, and shall perform all obligations under the Leases and Contracts referred to in Schedule 6.9 until the Closing. Except as provided herein, Buyer shall have no rights with respect to the management, operation, or conduct of the Vessels until the Closing.

  (b) Seller shall submit to Buyer, for approval, after the date hereof, any Contract or Lease relating to the property which Seller contemplates executing. Seller shall not execute any such Contract or Lease until it is first approved in writing by Buyer. Seller, however, shall not be required to execute a Contract or Lease because it has been submitted and approved by Buyer. Seller shall not modify, extend, renew, cancel or surrender any of the existing Leases or Contracts in Schedule 6.9 without Buyer's written consent in each instance. Buyer will not unreasonably withhold approval of any Contracts or Leases. If Buyer approves any such Contract or Lease, in writing, and it is subsequently executed by Seller, an executed copy of the Contract or Lease shall be delivered by Seller to Buyer.

  (c) Buyer shall accept and assume all of the terms, provisions, covenants and conditions which Seller is required to observe, perform and keep in each Contract or Lease that Buyer approves under subparagraph (b) of this paragraph, and which is executed by Seller. To the extent permitted by law, Buyer shall indemnify and hold Seller harmless from and against any claim, demand, or cause of action asserted against Seller arising from a breach, violation, or failure to perform any provisions of any Contract or Lease that allegedly occurs on and after the Closing. Seller shall hold Buyer harmless from any claim, demand, or cause of action asserted against him arising from

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any breach, violation, or failure to perform any provision of any such
Contract or Lease that allegedly occurs before the Closing.

8.7 Passage of title. The parties intend that (i) title to the Vessels shall pass from Seller to Buyer at Closing, and (ii) title to the Purchase Price shall pass from Buyer to Seller at Closing.

8.8  Post-Closing Agreements.

  (a) Employees. Following the Closing, Buyer may, at its discretion and option, retain any employees for any period of time, but nothing herein will alter any employee's status as an at-will employee. Seller makes no guarantees that any of its employees will accept Buyer's offer for employment or remain employed as an employee of Buyer or Seller, as the case may be. Buyer makes no guarantees with respect to the continued employment or benefits of Seller's employees. Seller will be liable for all claims or causes of action relating to the employment of the employees which claims or causes of action arise out of Seller's actions prior to the Closing. Buyer will be liable for all claims or causes of action arising out of Buyer's actions on and after the Closing.

  (b) Any liabilities arising from Seller's employment of its employees and relating to Seller's obligations to such employees, including, but not limited to, wage claims, employee health, welfare and pension plan benefits, 401(k) Plan benefits, grievances or arbitrations, workers' compensation liabilities, employment discrimination, wrongful termination or similar claims arising or accruing before the Closing, will be and will remain the sole obligation of the Seller. Additionally, Seller will retain any and all liability arising under any Employee Benefit Plan, under ERISA, or under COBRA for any employee matter arising prior to the Closing. Buyer shall not assume any Employee Benefit Plan or any liability under any Employee Benefit Plan.

  (c) Worker Adjustment and Retraining Notification Act of 1988 ("WARN"). If Buyer fails to extend offers of employment to, or terminates the employment of, a sufficient number of employees of the Seller working on the Vessels, Buyer alone will be responsible for giving such notices as may be required by WARN and will additionally be solely responsible for the payment of any amounts that may become due under WARN if such notices are not provided in the time and manner required by WARN.

8.9  Joint Obligations.  Seller and Buyer will:

  (a) Not intentionally perform any act which, if performed, or omit to perform any act which, if omitted to be performed, would prevent or excuse the performance of this Agreement by any party hereto or which would result in any representation or warranty herein contained of said party being untrue in any respect as if originally made on and as of the Closing; and

  (b) Use their respective best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to satisfy conditions to their obligations and to consummate the transactions contemplated hereby as soon as practicable, including without limitation, using their respective reasonable best efforts to take, or cause

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to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to obtain each of the required approvals and any other approvals Buyer deems reasonably necessary to obtain prior to Closing; provided, that nothing in this Section 8.9 will require any party to enter into any agreement with any third party to comply with this Section 8.9 on terms other than commercially reasonable terms.

SECTION 9  TERMINATION AND ABANDONMENT.

9.1 Methods of Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the
Closing:

  (a)  By the mutual written consent of Seller and Buyer;

  (b) By Buyer, upon the terms and conditions set forth in Sections 5.3 and 8.1, if all of the conditions set forth in Sections 5.3 and 8.1 of this Agreement shall not have been satisfied or waived on or prior to the Closing; or

  (c) By Seller, if all of the conditions set forth in Section 8.3 of this Agreement shall not have been satisfied or waived on or prior to the Closing in which event the Escrow Deposit shall be the sole property of Seller.

If this Agreement is terminated pursuant to this Section 9.1, it shall become null and void and of no further force or effect, except as provided in Section 9.2.

9.2 Procedure Upon Termination. In the event of termination and abandonment of this Agreement by Seller or Buyer pursuant to Section 9.1 hereof or as otherwise indicated herein, written notice thereof shall forthwith be given to the other party as provided herein and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by Seller or Buyer, and Seller and Buyer shall each return to the other party any documents or copies thereof in possession of such party furnished by such other party in connection with the transactions contemplated by this Agreement. If this Agreement is terminated as provided herein, no party to this Agreement shall have any liability or further obligation to any other party to this Agreement with respect to this Agreement or the transactions contemplated hereby except as provided in this Section 9.2 and in Sections
11.8 and 11.11 of this Agreement; provided, however, that no termination of this Agreement pursuant to the provisions of this Section 9 shall relieve any party of liability for a breach of any provision of this Agreement occurring prior to such termination. In the event this Agreement is terminated by Buyer, the Escrow Deposit shall be returned to Buyer immediately.

SECTION 10  INDEMNIFICATION.

10.1 Indemnification by Seller. Seller shall indemnify, defend and hold Buyer and its commissioners, officers, agents, employees, representatives, successors and assigns, harmless from and against any and all damage, loss, cost, obligation, claims, demands, recoupments, assessments, judgments or liability (whether based on contract, tort, product liability, strict

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liability or otherwise), including taxes, and all expenses (including interest, penalties and reasonable attorneys' and accountants' fees and disbursements and expenses) collectively referred to as "Losses" in this
Section 10 incurred by any of the above-named persons, resulting from or in connection with any one or more of the following:

  (a) Any misrepresentation, breach of warranty or failure to perform any covenant or agreement made or undertaken by Seller in this Agreement or in any other agreement delivered to Buyer pursuant to this Agreement;

  (b)  Any action, suit, proceeding or claim incident to any of the foregoing;
or

  (c) Any suit, proceeding, action, claim or liability which relates to the ownership or use of the Assets prior to the Closing by Seller or for any liability which may arise from the operations of the Vessels prior to the Closing.

10.2 Indemnification by Buyer. Buyer shall to the extent permitted by law indemnify, defend and hold Seller and its officers, directors, members, agents, employees, representatives, successors and assigns, harmless from and against any and all Losses incurred by any of the above-named persons, resulting from or in connection with any one or more of the following:

  (a) Any misrepresentation, breach of warranty or failure to perform any covenant or agreement made or undertaken by Buyer in this Agreement or in any other agreement delivered to Seller pursuant to this Agreement;

  (b)  Any action, suit, proceeding or claim incident to any of the foregoing;
or

  (c) Any suit, proceeding, action, claim or liability which relates to the ownership or use of the Assets by Buyer from and after Closing or for any liability which may arise from the operations of the Vessels from and after Closing.

10.3 Limitations on Indemnification. For purposes of this Section 10.3, the term "Party" shall mean Buyer or Seller, as applicable.

  (a) Time Limitation. Notwithstanding the other provisions of this Section 10.3, neither Party shall be liable to indemnify the other Party after the time of Closing, as appropriate, for any Losses unless the Party seeking indemnification delivers notice of such claim of indemnification to the indemnifying Party on or prior to the date which is 18 months from the Closing.

  (b) Effect of Insurance. Any loss which an indemnifying Party is liable to, for, or on behalf of an indemnified Party pursuant to this Section 10.3 shall be reduced (including, without limitation, retroactively) by any insurance proceeds actually recovered by or on behalf of such indemnified Party related to the Loss, to the indemnified party arising from the Loss. If any indemnified party shall have received or shall have had paid on its behalf an indemnity payment in respect of a Loss and shall subsequently receive

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directly or indirectly insurance proceeds in respect of such Loss, then such indemnified party shall pay to such indemnifying party the amount of such insurance proceeds or, if less, the amount of such indemnity payment. The 18-month limitation provided in Section 10.3(a) shall not apply to this paragraph and this paragraph shall survive indefinitely.

  (c) Exclusive Remedy. The remedies provided for in this Section 10.3 are exclusive and shall be in lieu of all other remedies for any breach of any representation, warranty, covenant, obligation or other provision of this Agreement, provided, however, that the foregoing clause of this sentence shall not be deemed a waiver by either Party of any right to specific performance or injunctive relief.

SECTION 11  GENERAL PROVISIONS.

11.1  Parties in Interest and Assignment.

  (a) This Agreement is binding upon and is for the benefit of the parties hereto and their respective successors and assigns and is expressly not for the benefit of any person other than Buyer and Seller, including any of the past or current employees of Seller.

  (b) Neither this Agreement nor any of the rights or duties of any party hereto may be transferred or assigned to any person except by a written agreement executed by each of the parties hereto.

11.2 Choice of Law. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of Missouri, without regard to the conflicts of law principles of such State.

11.3 Entire Agreement. This Agreement shall embody the entire agreement between the parties hereto with respect to acquisition of the Assets and cancels and supersedes all other previous agreements and understandings relating to the subject matter of this Agreement, written or oral, between the parties hereto. There are no agreements, representations or warranties between the parties other than those set forth or provided herein.

11.4 Amendment. This Agreement may not be amended or modified except by a writing signed by the Buyer and the Seller.

11.5 No Waiver. Each party hereto may, by written notice to the other party hereto: (a) extend the time for the performance of any of the obligations or other actions of such other party under this Agreement; (b) waive any inaccuracies in the representations, warranties, conditions or covenants of such other party contained in this Agreement; or (c) waive or modify performance of any of the obligations of such other party under this Agreement. Except as provided in the foregoing sentence, no waiver of the performance or breach of, or default under, any condition or obligation hereof shall be deemed to be a waiver of any other performance, or breach of, or default under the same or any other condition or obligation of this Agreement.

11.6 Survival. The covenants, representations and warranties contained in Sections 5, 6, 7, 8, 9, 10 and 11 and the Exhibits and Schedules incorporated

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herein shall survive the Closing.

11.7 Section Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

11.8 Confidentiality. The parties agree to maintain confidential the terms and conditions of this Agreement and not to disclose any of such terms and conditions to any third-party without the prior written consent of the other party, except as required by law and except to each party's legal counsel, accountants and other advisors, and their associates, in respect to the transactions herein contemplated.

11.9 Prevailing Party. The parties agree that if either party should institute litigation against the other party to enforce any provisions of this Agreement, the prevailing party in such litigation shall be entitled to receive, in addition to any other relief awarded such party, reasonable attorneys' fees and expenses for the prosecution or defense of such litigation. Notwithstanding the foregoing, Buyer agrees if any government agency institutes litigation against one or more parties to this Agreement and such litigation relates exclusively to this Agreement and/or to any provisions hereunder, that it shall, at its cost and expense, furnish the services of such attorneys and other professionals as is reasonably necessary to defend any such parties in connection with any such litigation.

11.10 Use of Intangible Property. As of the Closing and thereafter, Seller shall cease to use any of the Intangible Property without the express prior written consent of Buyer.

11.11 Expenses. Except as otherwise provided in this Agreement, the parties hereto shall bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel and accountants.

11.12 Notices. Any notices or other communications required or contemplated under this Agreement shall be in writing and personally delivered, evidenced by a signed receipt, or mailed by certified mail, return receipt requested, postage prepaid, to the addresses indicated below or to such other person or address as the parties may, from time to time, provide by notice to the other. The date of notice shall be the date of delivery of the notice if personally delivered or three days from the date of mailing if the notice is mailed by certified mail.

11.13 Exhibits and Schedules. The exhibits and schedules attached hereto, and the documents incorporated by specific reference therein, are a part of this Agreement as if fully set forth herein.

11.14 Counterparts. This Agreement may be executed in counterpart each of which shall be deemed an original and all of which together shall be considered one and the same agreement. The parties agree that a facsimile may be executed as an original.


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11.15  Review and Consultation.  Seller has had access to and reviewed such information and has consulted with all legal counsel, tax counsel, accountants and other experts and advisors deemed necessary by Seller in connection with the transactions contemplated herein. Buyer has had access to and reviewed such information and has consulted with all legal counsel, tax counsel, accountants and other experts and advisors deemed necessary by Buyer in connection with the transactions contemplated herein.

11.16 Non-Solicitation. During the period commencing the date of this Agreement and ending on the Closing, Seller shall not permit or take any action to encourage, solicit, engage in discussions or negotiations with, or provide any information to, any person, firm, or other entity or group (other than Buyer or its representatives) concerning any merger, consolidation, sale of substantial assets, purchase or sale of partnership interests or other similar transaction with respect to the Assets. Seller shall promptly communicate to Buyer any inquiries or communications concerning any such transaction which they may receive or of which they may become aware.

11.17 Broker's Fees. Each party represents, covenants and warrants to the other party that it has not employed any broker, agent or finder in connection with the transaction contemplated herein and that there are not commissions due to any party as a result of the consummation of this transaction.

11.18 Time of Essence. Time shall be of the essence in relation to the performance by the parties of their respective obligations under this Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Asset Purchase Agreement as of the date and year first above written.

SELLER:                             BUYER:


PRESIDENT RIVERBOAT CASINO-         BI-STATE DEVELOPMENT AGENCY
MISSOURI, INC.                      OF THE MISSOURI-ILLINOIS
                                    METROPOLITAN DISTRICT


By:  /s/ Ralph J. Vaclavik          By:  /s/ Thomas J. Irwin
     -------------------------           -------------------------
Its: Sr. VP & CFO                   Its: Executive Director
     -------------------------           -------------------------

Address for Notice:                 Address for Notice:

802 North First Street              707 North First Street
St. Louis, Missouri 63102           St. Louis, Missouri 63102
                                    314-982-1588
                                    Attention: Executive Director